Exhibit 99.1

Contact:
Steven H. Benrubi
(949) 699-3947

THE WET SEAL, INC. ANNOUNCES RESIGNATION OF SENIOR VICE PRESIDENT - STORE OPERATIONS BARBARA COOK

FOOTHILL RANCH, CA, February 11, 2013 - The Wet Seal, Inc. (Nasdaq: WTSLA), a leading specialty retailer to young women, today announced that Barbara Cook, Senior Vice President - Store Operations, has resigned from the Company to accept a new professional opportunity. Ms. Cook will remain with the Company until February 20th to assist with transition of her responsibilities.

John D. Goodman, Chief Executive Officer of The Wet Seal, Inc., commented: “We thank Barbara for her service to the Company since joining us in late 2011 and wish her all the best in her new role.”

About The Wet Seal, Inc.
Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of February 2, 2013, the Company operated a total of 530 stores in 47 states and Puerto Rico, including 468 Wet Seal stores and 62 Arden B stores. The Company's products can also be purchased online at www.wetseal.com or www.ardenb.com. For more Company information, visit www.wetsealinc.com.

SOURCE: The Wet Seal, Inc.